UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2005

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Powell Place, Brentwood, Tennessee		37027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(615) 366-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 6, 2005, Tractor Supply Company announced that Calvin B. Massmann, 62, is retiring as Senior Vice President - Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer) effective November 4, 2005. From November 4, 2005 through May 31, 2006, Mr. Massmann will remain a Senior Vice President of the Company to effect the transition for the new Senior Vice President - Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer) and to provide business planning and consultation.

On September 6, 2005, the Company also announced the election of Anthony F. Crudele, 48, as a Senior Vice President of the Company effective September 26, 2005. On November 4, 2005, Mr. Crudele will assume the role of Senior Vice President - Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer).

The Company's press release announcing these events is attached to this report as Exhibit 99.1.

Mr. Crudele served as Executive Vice President/Chief Financial Officer of Gibson Guitars, an international manufacturer of musical instruments and entertainment company, from August 2003 to the present. Prior to joining Gibson Guitars, Mr. Crudele served as Executive Vice President/Chief Financial Officer of Xcelerate Corp., an information technology professional services firm, from January 2000 through April 2003. From April 1989 until November 1999, Mr. Crudele served in various positions with The Sports Authority, a publicly traded sporting goods retailer, including the last three and half years of his tenure as the Senior Vice President and Chief Financial Officer. While at The Sports Authority, Mr. Crudele served during its growth from a four-store start up, through its public offering and to $1.5 billion in sales. There are no family relationships between Mr. Crudele and any director or executive officer of the Company which would require disclosure under Item 401(d) of Regulation S-K and no transactions between Mr. Crudele or any of his immediate family members and the Company or any of its subsidiaries which would require disclosure under Item 404(a) of Regulation S-K.

The Compensation Committee of the Board of Directors of the Company recommended, and the Board of Directors of the Company approved, the following terms of Mr. Crudele's employment with the Company: (a) employment will commence on September 26, 2005 as Senior Vice President and Mr. Crudele will become the Senior Vice President - Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer) on November 4, 2005; (b) an annual base salary of $320,000; (c) participation in the Company's 2004 Cash Incentive Plan at a target rate of 45% of base salary pro rated for the 2005 calendar year with the 2005 payout guaranteed at a minimum of $36,000; (d) execution of a change in control agreement that states that certain severance benefits will be paid in exchange for a commitment from Mr. Crudele for continued employment with the Company for six months following such change in control and an agreement not to compete for a one-year period thereafter; and (e) issuance under the Company's 2000 Stock Incentive Plan of 15,000 stock options granted on September 26, 2005 with an exercise price equal to the mean of the high and the low trading prices of the stock on the NASDAQ National Market on September 23, 2005, a 10-year term and that vest over a 5-year period in equal quarterly increments beginning on the second anniversary of the date of grant.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

99.1 Press release dated September 6, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

September 7, 2005	By:	/s/ James F. Wright

Name: James F. Wright
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 6, 2005